EXHIBIT 5.1
October 4, 2007
MedQuist Inc.
1000 Bishops Gate Boulevard
Suite 300
Mount Laurel, NJ 08054-4632
               Re: Registration Statement on Form S-8
Ladies and Gentlemen:
               Reference is made to a registration statement on Form S-8 (the “Registration Statement”) of MedQuist Inc. (the “Company”) which is being filed with the Securities and Exchange Commission (the “Registration Statement”).
               The Registration Statement covers up to 150,000 shares of common stock, no par value, of the Company (the “Shares”), which may be issued by the Company pursuant to the MedQuist Inc. Non-Employee Director Deferred Compensation Plan (the “Plan”).
               In connection with our representation of the Company, as a basis for our opinions hereinafter set forth, we have examined the Registration Statement, including the exhibits thereto, the Company’s Certificate of Incorporation, as amended, the Company’s Amended and Restated By-Laws, the Plan and such other documents as we have deemed appropriate in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.
               Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable. This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon, quoted in any manner to, or delivered to any other person or entity, without in each instance our prior written consent.
               The opinion expressed herein is based exclusively on the applicable provisions of the New Jersey Business Corporation Act and federal securities laws as in effect on the date hereof. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Pepper Hamilton LLP